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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our report, dated January 30, 2004, appearing in the Annual Report on Form 10-K of GB&T Bancshares, Inc. for the year ended December 31, 2003 and as reissued in Registration Statement No. 333-119789 on Form S-3. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
January 25, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM